Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-199956) and Forms S-8 (No. 333-139248, No. 333-124172, No. 333-55346, No. 333-75752, No. 333-82422, No. 333-164441, No. 333-192673, No. 333-198455 and 333-204282) of CBS Corporation of our report dated February 12, 2016 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
New York, New York
February 12, 2016